As filed with the Securities and Exchange Commission on August 9, 2000
                                                      Registration No. 333-31032
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                ---------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                  ON FORM S-8
                                      to
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                                ---------------

                          ESPERION THERAPEUTICS, INC.
            (Exact name of Registrant as specified in its charter)

                  Delaware                                         38-3419139
(State or Other Jurisdiction of Incorporation or        (I.R.S. Employer Identification No.)
                Organization)


                      3621 S. State Street, 695 KMS Place
                           Ann Arbor, Michigan 48108
                                (734) 332-0506
                   (Address of principal executive offices)

                                ---------------
                          Esperion Therapeutics, Inc.
                         Employee Stock Purchase Plan
                           (Full title of the plan)
                                ---------------

                                Roger S. Newton
                     President and Chief Executive Officer
                          Esperion Therapeutics, Inc.
                      3621 S. State Street, 695 KMS Place
                           Ann Arbor, Michigan 48108
                    (Name and address of agent for service)

                                (734) 332-0506
         (Telephone number, including area code, of agent for service)

                                ---------------

                        Copy of all communications to:

                                ---------------

                                 David R. King
                          Morgan, Lewis & Bockius LLP
                              1701 Market Street
                     Philadelphia, Pennsylvania 19103-2921
                                (215) 963-5000

                                ---------------

                        CALCULATION OF REGISTRATION FEE

 =================================================================================================================
 Title of securities        Amount to be         Proposed maximum       Proposed maximum           Amount of
  to be registered         registered (1)         offering price            aggregate         registration fee (2)
                                                     per share           offering price
------------------------------------------------------------------------------------------------------------------

Common Stock, $0.001                 500,000            N/A                    N/A                    N/A
 par value
==================================================================================================================

(1) This Post-Effective Amendment No. 1 on Form S-8 covers shares of Common Stock of Esperion Therapeutics, Inc. which may be offered or sold pursuant to the Esperion Therapeutics, Inc. Employee Stock Purchase Plan.
(2) The proposed maximum offering price was calculated and the fee was previously paid in connection with the filing with the U.S. Securities and Exchange Commission (the"SEC") of Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 of Esperion Therapeutics, Inc. (File No. 333-31032) filed on July 10, 2000.

                            INTRODUCTORY STATEMENT

     Esperion Therapeutics, Inc. a Delaware corporation ("Esperion") hereby amends its Registration Statement on Form S-1 (File No. 333-31032), which was declared effective on August 9, 2000 (the "Form S-1"), by filing this Post-Effective Amendment No. 1 on Form S-8 relating to 500,000 shares of common stock, par value $0.001 per share (the "Common Stock"), that are issuable by Esperion pursuant to its Employee Stock Purchase Plan (the "Plan"). All such shares of Esperion Common Stock were originally registered on the Form S-1.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.
          -----------------

Item 2.   Registrant Information and Employee Plan Annual Information.
          ------------------------------------------------------------

     The documents containing the information specified in Item 1 of Part I of Form S-8 and the statement of availability of registrant information and other information required by Item 2 of Part I of Form S-8 will be sent or given to participants in the Plan as required by Rule 428 under the Securities Act. Such documents are not required to be and are not filed with the SEC pursuant to Rule 424 of the Securities Act and the Note to Part I of Form S-8. These documents and the documents incorporated by reference in this Post-Effective Amendment No. 1 on Form S-8 pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENTS

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

          The following documents filed with the U.S. Securities and Exchange Commission (the "Commission") by Esperion Therapeutics, Inc. (the "Company") (File No. 333-31032) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-1 (the "Post-Effective Amendment No. 1 on Form S-8") and made a part hereof:

          1. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed on August 4, 2000; and

          2. The Prospectus contained in the Registration Statement on Form S-1, filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), (file No. 333-31032) originally filed by the Company on February 24, 2000, as amended ("Form S-1").

          All documents and reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Post-Effective Amendment No. 1 on Form S-8 and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Post-Effective Amendment No. 1 on Form S-8 to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified shall not be deemed to constitute a part of the Post-Effective Amendment No. 1 on Form S-8 except as so modified and any statement so superseded shall not be deemed to constitute a part of this Post-Effective Amendment No. 1 on Form S-8.

Independent Public Accountants
------------------------------

          The consolidated financial statements of Esperion Therapeutics, Inc. as of December 31, 1999 and 1998 and for the periods then ended contained in the Company's Registration Statement on Form S-1, incorporated by reference in this Post-Effective Amendment No. 1 on Form S-8 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

          The financial statements of Talaria Therapeutics, Inc. as of December 31, 1999 and 1998 and for the periods then ended contained in the Company's Registration Statement on Form S-1 incorporated by reference in this Post-Effective Amendment No. 1 on Form S-8 have been audited by Goldenberg Rosenthal LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.


Item 4.   Description of Securities.
          -------------------------

          Not Applicable

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          Not Applicable

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          The Company's Certificate of Incorporation permits indemnification to the fullest extent permitted by Delaware law. The Company's by-laws require the Company to indemnify any person who was or is an authorized representative of the Company, and who was or is a party or is threatened to be made a party to any corporate proceeding, by reason of the fact that such person was or is an authorized representative of the Company, against expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third-party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal third-party proceeding (including any action or investigation which could or does lead to a criminal third-party proceeding) had no reasonable cause to believe such conduct was unlawful. The Company shall also indemnify any person who was or is an authorized representative of the Company and who was or is a party or is threatened to be made a party to any corporate proceeding by reason of the fact that such person was or is an authorized representative of the Company, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate action if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such corporate proceeding was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Such indemnification is mandatory under the Company's by-laws as to expenses actually and reasonably incurred to the extent that an authorized representative of the Company had been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein. The determination of whether an individual is entitled to indemnification may be made by a majority of disinterested directors, independent legal counsel in a written legal opinion or the stockholders. Delaware law also permits indemnification in connection with a proceeding brought by or in the right of the Company to procure a judgment in its favor. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable. The Company maintains a directors and officers liability insurance policy.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

          Not Applicable

Item 8.   Exhibits.
          --------


         Exhibit Numbers                                      Exhibit
------------------------------------------------------------------------------------------------

             4                     Fifth Amended and Restated Certificate of Incorporation and
                                   Amended and Restated By-laws of Esperion Therapeutics, Inc.
                                   (incorporated by reference to Exhibits 3.3 and 3.4,
                                   respectively, to Amendment No. 1 to Esperion Therapeutics,
                                   Inc.'s Registration Statement on Form S-1, filed July 10,
                                   2000)

            5.1                    Opinion of Morgan, Lewis & Bockius LLP, counsel to the
                                   Company


         Exhibit Numbers                                      Exhibit
------------------------------------------------------------------------------------------------
            23.1                   Consent of Arthur Andersen LLP

            23.2                   Consent of Morgan, Lewis & Bockius LLP (included as part of
                                   Exhibit 5.1)

            23.3                   Consent of Goldenberg Rosenthal, LLP

            24.1                   Power of Attorney (included as part of the signature page)

            99.1                   Esperion Therapeutics, Inc. Employee Stock Purchase Plan
                                   (incorporated by reference to Exhibit 10.11 to Amendment No.
                                   1 to Esperion Therapeutics, Inc.'s Registration Statement on
                                   Form S-1, filed July 10, 2000

Item 9.   Undertakings.
          ------------

          The undersigned hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Post-Effective Amendment No. 1 on Form S-8:

                    (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act;

                    (ii) To reflect any facts or events arising after the
               effective date of the Post-Effective Amendment No. 1 on Form S-8 (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Post-Effective Amendment No. 1 on Form S-8. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the Post-Effective Amendment No. 1 on Form S-8 or any material change to such information in the Post-Effective Amendment No. 1 on Form S-8.

       provided, however, that subparagraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Post-Effective Amendment No. 1 on Form S-8.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

       The undersigned company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Post-Effective Amendment No. 1 on Form S-8 shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ann Arbor, State of Michigan on this 9th day of August, 2000.

                                    Esperion Therapeutics, Inc.


                                    By:  /s/ ROGER S. NEWTON
                                        ----------------------------------
                                    Name:  Roger S. Newton
                                    Title:  President and Chief
                                            Executive Officer

          Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-1 has been signed below by or on behalf of the following persons in the capacities and on the dates indicated.

          Each person, in so signing, also makes, constitutes and appoints Roger
S. Newton and Timothy M. Mayleben, and each such officer acting singly, his true and lawful attorney-in-fact, in his name, place and stead to execute and cause to be filed with the Securities and Exchange Commission any or all amendments to this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-1, with all exhibits and any and all documents required to be filed with respect thereto, and to do and perform each and every act and thing necessary to effectuate the same.


Name                                     Title                                   Date
----                                     -----                                   ----


/s/ ROGER S. NEWTON                      President, Chief Executive               August 9, 2000
---------------------------------------  Officer, and Director
Roger S. Newton                          (Principal Executive Officer)


/s/ TIMOTHY M. MAYLEBEN                  Vice President of Finance and            August 9, 2000
---------------------------------------  Chief Financial Officer
Timothy M. Mayleben                      (Principal Financial Officer
                                         and Principal Accounting
                                         Officer)


/s/ DAVID I. SHEER                                  Chairman                      August 9, 2000
---------------------------------------
David I. Sheer

/s/ CHRISTOPHER MOLLER                              Director                      August 9, 2000
---------------------------------------
Christopher Moller

/s/ EILEEN M. MORE                                  Director                      August 9, 2000
---------------------------------------
Eileen M. More


/s/ SETH A. RUDNICK                                 Director                      August 9, 2000
---------------------------------------
Seth A. Rudnick

/s/ ANDERS WIKLUND                                  Director                      August 9, 2000
---------------------------------------
Anders Wiklund

                                 INDEX TO EXHIBITS



         Exhibit Numbers                                      Exhibit
------------------------------------------------------------------------------------------------

               4                   Fifth Amended and Restated Certificate of Incorporation and
                                   Amended and Restated By-laws of Esperion Therapeutics, Inc.
                                   (incorporated by reference to Exhibits 3.3 and 3.4,
                                   respectively, to Amendment No. 1 to Esperion Therapeutics,
                                   Inc.'s Registration Statement on Form S-1, filed on July 10,
                                   2000)

              5.1                  Opinion of Morgan, Lewis & Bockius LLP, counsel to the
                                   Company

             23.1                  Consent of Arthur Andersen LLP

             23.2                  Consent of Morgan, Lewis & Bockius LLP (included as part of
                                   Exhibit 5.1)

             23.3                  Consent of Goldberg Rosenthal, LLP

             24.1                  Power of Attorney (included as part of the signature page)

             99.1                  Esperion Therapeutics, Inc. Employee Stock Purchase Plan
                                   (incorporated by reference to Exhibit 10.11 to Amendment No.
                                   1 to Esperion Therapeutics, Inc.'s Registration Statement on
                                   Form S-1, filed July 10, 2000)